Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-1 of Aeroflex Holding Corp., a Delaware corporation (the “Company”), and in all subsequent amendments, including post-effective amendments, or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a director nominee of the Company, with my election becoming effective upon the consummation of the offering contemplated therein.

Dated: June 8, 2010

/s/ Charles S. Ream
Name: Charles S. Ream